UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 23, 2010, Odyssey Marine Exploration, Inc. (the “Company”) renewed its $5.0 million revolving credit facility with Fifth Third Bank (the “Bank”). The original two-year $5.0 million credit facility was entered into on February 7, 2008, and a 90-day extension was granted until May 7, 2010. The renewed credit facility has a floating interest rate equal to the “Prime Rate” plus one hundred and fifty basis points (1.50%), requires monthly payments of interest only, and is due in full April 23, 2011. The Company will also be required to pay the Bank an unused line fee equal to 0.50% per annum of the unused portion of the credit line.

The line of credit will be initially secured by approximately 29,000 numismatic coins recovered by the Company from the SS Republic shipwreck, which amount will be reduced over the term by the amount of coins sold by the Company. The coins used as collateral will be held by a custodian for the security of the Bank. The borrowing base will be equal to forty percent (40%) of the eligible coin inventory valued on a rolling twelve month wholesale average value. The Company is required to comply with a number of customary covenants.

The Company intends to use the line of credit as a means to fund ongoing operations. The line was fully extended at the time of closing.

Copies of the Amendment to Revolving Credit Loan and Security Agreement and the Renewal Revolving Credit Note are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 20, 2010, the Company issued 600,000 shares of its common stock to one institutional investor. The shares of common stock were issued upon conversion of 600,000 outstanding shares of the Company’s Series D Convertible Preferred Stock which was originally purchased in May 2007. In connection with the issuance, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act. The institutional investor is an “accredited investor,” as such term is defined in Rule 501 of Regulation D.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(c) Exhibits.

10.1    Amendment to Revolving Credit Loan and Security Agreement

10.2    Renewal Revolving Credit Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: April 26, 2010	By:	/S/ MICHAEL J. HOLMES
Michael J. Holmes Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Revolving Credit Loan and Security Agreement

10.2	Renewal Revolving Credit Note